Exhibit 5.1

Our ref           SQG/675005-000001/26506649v1

ATOUR LIFESTYLE HOLDINGS LIMITED

18th floor, Wuzhong Building,

618 Wuzhong Road, Minhang District,
Shanghai, People’s Republic of China

19 May 2023

Dear Sirs

ATOUR LIFESTYLE HOLDINGS LIMITED

We have acted as Cayman Islands legal advisers to Co ATOUR LIFESTYLE HOLDINGS LIMITED (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date, relating to the resale of certain class A ordinary shares with a par value of US$0.0001 each of the Company (the “Shares”) by Shanghai Yi Nan Enterprise Management Partnership and Shanghai Yin Nai Enterprise Management Partnership (collectively, the “Selling Shareholders”).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1

The certificate of incorporation of the Company dated 20 April 2012 and the certificate of incorporation on change of name of the Company dated 16 June 2015 issued by the Registrar of Companies in the Cayman Islands.

1.2

The ninth amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 2 September 2021 and effective immediately prior to the completion of the Company’s initial public offering of ADSs representing its Class A Ordinary Shares (the “Memorandum and Articles”).

1.3	The written resolutions of the board of directors of the Company dated 13 May 2023 (the “Board Resolutions”).

1.4	A certificate from a director of the Company, a copy of which is attached hereto (the “Director’s Certificate”).

1.5	A certificate of good standing dated 18 May 2023, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions set out below.

2.4	There is nothing under any law (other than the law of the Cayman Islands), which would or might affect the opinions set out below.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2

The authorised share capital of the Company is US$300,000 divided into 3,000,000,000 ordinary shares of par value of US$0.0001 each, comprising (a) 2,900,000,000 Class A Ordinary Shares of par value of US$0.0001 each, and (b) 100,000,000 Class B Ordinary Shares of par value of US$0.0001 each.

3.3	The sale and transfer of the Shares as contemplated by the Registration Statement by the Selling Shareholders have been duly authorised by or on behalf of the Company.

3.4

The statements under the caption “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

Director’s Certificate

May 19, 2023

To:	Maples and Calder (Hong Kong) LLP

26th Floor, Central Plaza

18 Harbour Road

Wanchai, Hong Kong

Dear Sir or Madam

ATOUR LIFESTYLE HOLDINGS LIMITED (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.
2

The Board Resolutions and the Shareholder Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3

The shareholders of the Company (the “Shareholders”) have not restricted or limited the powers of the directors in any way, and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Transaction Documents.

4	The directors of the Company at the date of the Directors’ Resolutions and as at the date of this certificate were and are as follows:
5.

The Company has the authorised and issued share capital as set out in the Registration Statements, the Preliminary Prospectus and the Prospectus and all of the issued shares in the capital of the Company have been duly and validly authorised and issued and are fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares and the Company has received payment therefor).

6.

Prior to, at the time of, and immediately following the execution of the Transaction Documents the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the Transaction Documents for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

Wang, Haijun

LU Hong

GAO Lijun

ZHOU Shiwei

Zhou Hongbin

Chao Zhang

Cong Lin

Can Wang

7

Each Director considers the transactions contemplated by the Transaction Documents to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

8

To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction and neither the directors nor Shareholders have taken any steps to have the Company struck off or placed in liquidation. Further, no steps have been taken to wind up the Company or to appoint restructuring officers or interim restructuring officers, and no receiver has been appointed in relation to any of the Company’s property or assets.

9	The Company is not subject to the requirements of Part XVIIA of the Companies Act (As Revised).
10	The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.
11	The Transaction Documents have been executed and unconditionally delivered by a Director or Officer (as defined in the Board Resolutions) for and on behalf of the Company.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

[signature page to follow]

Signature:	/s/ Haijun Wang
Name:	Haijun Wang
Title:	Director